Exhibit 21.1

LIST OF SUBSIDIARIES
LUMENTUM HOLDINGS INC.
AS OF JUNE 29, 2024

Name of Entity	State or Other Jurisdiction of Incorporation or Organization
DOMESTIC
LumentumRadiant GmbH - U.S. Branch	California
Lumentum Inc.	Delaware
Lumentum Designs LLC	Delaware
Lumentum Operations LLC	Delaware
Lumentum Italy Inc.	Delaware
Lumentum Fiber Optics, Inc.	Delaware
Lumentum Optics Inc.	Delaware
Lumentum Systems LP	Delaware
NeoPhotonics Corporation	Delaware
Cloud Light Technology U.S.A Inc.	California
INTERNATIONAL
Bookham International Ltd.	Cayman Islands
Bookham Nominees Ltd.	United Kingdom
LumentumEdge GmbH	Switzerland
LumentumRadiant GmbH	Switzerland
Lumentum Asia Limited	Hong Kong
Lumentum (BVI) Ltd	British Virgin Islands
Lumentum Canada ULC	Canada
Lumentum Cayman Limited	Cayman Islands
Lumentum Communication Technology (Shenzhen) Co., Ltd.	China
Lumentum Communication Technology (Shenzhen) Co., Ltd. Wuhan Branch	China
Lumentum d.o.o. Optična vlakna	Slovenia
Lumentum HoldCo Limited	Hong Kong
Lumentum HoldCo Limited, Philippine Branch	Philippines
Lumentum HoldCo Limited - Taiwan Branch	Taiwan
Lumentum International (Thailand) Co., Ltd.	Thailand
Lumentum International Tech Co.	Cayman Islands
Lumentum Israel Ltd	Israel
Lumentum Italy Inc. - Branch	Italy
Lumentum Japan Inc.	Japan
Lumentum G.K.	Japan
Lumentum Netherlands B.V.	Netherlands
Lumentum Netherlands B.V. - France Branch	France
Lumentum Netherlands B.V. - Germany Branch	Germany
Lumentum Ottawa ULC	Canada
Lumentum SK Limited	South Korea
Lumentum Switzerland AG	Switzerland
Lumentum Taiwan Co., Ltd.	Taiwan

Lumentum Technologies ULC	Canada
Lumentum Technology UK Limited	United Kingdom
Oclaro Germany GmbH	Germany
Oclaro Innovations LLP	United Kingdom
Oclaro Malaysia Sdn Bhd	Malaysia
Oclaro Technology (Shenzhen) Co. Ltd.	China
Novel Centennial Limited	BVI
NeoPhotonics SemiConductor G.K.	Japan
NeoPhotonics Corporation (R&D Center – Canada branch)	Canada
NeoPhotonics (China) Co., Ltd.	China
NeoPhotonics Corporation Limited	Hong Kong
NeoPhotonics Dongguan Co. Ltd.	China
IDEA – SISTEMAS ELETRONICOS S.A.	Brazil
PI-TECNOLOGIA LTDA	Brazil
BRPHOTONICS PRODUTOS OPTOELETRONICOS LTDA	Brazil
LumentumEdge GmbH (Italy branch)	Italy
Cloud Light Optoelectronics Limited	British Virgin Islands
Cloud Light Technology Philippines Inc.	Philippines
Cloud Light Technology Pte Limited	Singapore
Cloud Light Technology Limited	Hong Kong
Dongguan Cloud Light Technology Limited	China
Taiwan Cloud Light Technology Limited	Taiwan